Rep Name:
          ----------------------

                                 Westcore Funds

                       IRA Application/Adoption Agreement

I/We, the individuals signing this Adoption Agreement, establish an Individual Retirement Account (the "Account") with State Street Bank & Trust Company as Custodian. I/We agree to the terms of the Account, which are contained in the document entitled "State Street Bank & Trust Company Individual Retirement Custodial Account", Disclosure Statement and the IRA Application/Adoption Agreement. I/We certify the accuracy of the information in this Adoption Agreement. The Account will be effective upon acceptance by State Street Bank & Trust Company. If you have any questions about this form, please call 1-800-392-CORE (2673).

1.   Account Holder Information
(Please print or type.)

--------------------------------------------------
Full Name

--------------------------------------------------
Address

--------------------------------------------------
City           State               Zip Code

--------------------------------------------------
Daytime Phone                 Evening Phone

--------------------------------------------------
Social Security Number             Date of Birth

2.   Account Type
I am establishing a:
     / / Regular IRA          / /  Spousal IRA         / /  SAR-SEP IRA
     / /  Rollover IRA        / /  SEP/IRA

3.   Contribution Description


                                   Regular
                                   Rollover           SEP Account
                                   Spousal        Employee     Employer
                                   ------------------------------------

For current tax year 19__ Contribution amount:

For prior tax year 19__ Contribution amount:

Rollover contribution amount:

Total contribution enclosed:

Annual fee
($1O per fund, maximum $30):

Total amount of check:  $
                         ----------------------------
(Please make payable to Westcore/SSB)

     / /  IRA Transfer Form Enclosed (if performing an IRA transfer.)

4.   Westcore Investment Instructions

Please allocate the amount indicated in Section 3 among the following Fund(s)
-----------------------------------------------------------------------------

Fund Name                                           Amount-or-Percentage

200-WESTCORE MIDCO GROWTH FUND
204-WESTCORE BLUE CHIP FUND
195-WESTCORE GROWTH AND INCOME FUND
208-WESTCORE SMALL-CAP OPPORTUNITY FUND
213-WESTCORE LONG-TERM BOND FUND
198-WESTCORE INTERMEDIATE-TERM BOND FUND
189-COMPASS CAPITAL MONEY MARKET PORTFOLIO

The initial purchase minimum is $250.00 per Fund; subsequent minimum investments are $50. Please do not send currency or third party checks.

I/We acknowledge that we have received and read a current prospectus for each Fund I/We have selected and agree to its terms.

5.   Beneficiary Designation

I/We hereby designate the following persons as primary and secondary beneficiaries to receive my/our interest in my/our Westcore IRA according to the terms of the Custodial Agreement, hereby revoking any such prior designation made by me/us.

(Attach additional sheet if necessary.)

Primary Beneficiary


----------------------------------------------------------
Full Name                Social Security Number


-----------------------------------------------------------
Date of Birth            Relationship


----------------------------------------------------------
Secondary Beneficiary


-----------------------------------------------------------
Full Name                Social Security Number


----------------------------------------------------------
Date of Birth            Relationship

Spouse's Agreement:
(For community property states) By signing below, I give to my spouse any interest I may have in the funds deposited in this account and agree that you may pay the money in my spouse's IRA as directed in the above beneficiary designation.

-----------------------------------------------------------
Spouse's Name (Please print)

x
----------------------------------------------------------
Spouse's Signature                 Date

6.   Automatic Investment Plan (Optional)

     A.   / /  Yes (Please complete the following.)         / /  No

I/We hereby authorize Westcore and/or its Custodian to electronically debit my/our personal checking or savings account on the designated dates to purchase shares in the following Fund(s) in the amount indicated at the Net Asset Value determined on that day and invest in my IRA established with this application.

-----------------------------------------------------------
Fund Name                                            Amount
-----------------------------------------------------------
200-WESTCORE MIDCO GROWTH FUND               $__________
204-WESTCORE BLUE CHIP FUND                  $__________
195-WESTCORE GROWTH AND INCOME FUND          $__________
208-WESTCORE SMALL-CAP OPPORTUNITY FUND      $__________
213-WESTCORE LONG-TERM BOND FUND             $__________
198-WESTCORE INTERMEDIATE-TERM BOND FUND     $__________
189-COMPASS CAPITAL MONEY MARKET PORTFOLIO   $__________

Please indicate type of account:   / /  Checking  / /  Savings
Please make my investment:

/ /  Monthly   / /  Semi-Annually  / /  Quarterly  / /  Annually
     on or about the _________________________ day of the month. All contributions will be for current year unless noted otherwise.

NOTE:     YOU MUST SIGN THE BANK AUTHORIZATION IN SECTION 6B AND ATTACH TO THIS
FORM A VOIDED CHECK OR SAVINGS DEPOSIT SLIP FOR THE BANK AMOUNT TO BE DEBITED.

     B.   Bank Authorization

--------------------------------------------------------------------------------
Bank Name

--------------------------------------------------------------------------------
Bank ABA or routing number (the nine-digit number at the bottom left corner of your check.)

--------------------------------------------------------------------------------
Bank Account Number

I/We authorize you, the above named bank, to debit my/our account for amounts drawn by Westcore Trust and/or its Custodian acting as my agent. I/We agree that your rights in respect to each withdrawal shall be the same as if it were a check drawn upon you and signed by me/us. This authority shall remain in effect until I/We revoke it in writing and you receive it. I/We agree that you will incur no liability when honoring any such check.

I/We further agree that you will incur no liability to me/us if you dishonor any such withdrawal. This will be so even though such dishonor results in the forfeiture of investment.


--------------------------------------------------------------------------------
Bank Account Holder's Name              Joint Bank Account Holder's Name

--------------------------------------------------------------------------------
Bank Account Holder's Signature/Date    Joint Bank Account Holder's
                                        Signature/Date


7.   Telephone Exchange (Optional)

     / / Telephone exchange is available on all new accounts. If you DO NOT want this option, please check this box.

8.   Customer Signature and Certification

I/We, the undersigned account owner(s), certify that I/We have the power and the authority to establish this Individual Retirement Account and Spousal IRA account, if applicable, and select the privileges requested. I/We acknowledge that I/We have received, read, and understand the IRA Custodial Agreement, the IRA Disclosure Statement and the current prospectus(es) for the Fund(s) selected. I/We hereby adopt the Custodial Agreement which is incorporated by reference. I/We agree that to the extent that reasonable procedures have been employed to determine the genuineness of telephone instructions, that Westcore Trust, the Custodian, ALPS Mutual Funds Services, Inc., Denver Investment Advisors LLC or any of their subsidiaries, affiliates, officers, directors, or employees will not be liable for any loss, claim, expense, or cost, and agree to indemnify the same from any losses and damages, for acting upon any instructions, including telephone exchanges and redemptions (if so indicated above) and inquiries, believed genuine. "Reasonable procedures" might include, for example, recording instructions, providing written confirmation of transactions or requiring a form of personal identification prior to acting on instructions received by telephone. Accordingly, the undersigned, as a result of this policy, may bear the risk of fraudulent telephone redemption transactions. Shares of the funds are not bank deposits, and are not insured by the FDIC. This account is subject to the terms of the prospectus, as amended from time to time. Under penalty of perjury, I/We certify that the Social Security or Taxpayer's Identification Number entered above is correct. I/We acknowledge that I/We understand past performance is not indicative of future returns.

x
---------------------------------------------------------------
Your Signature                               Date

x
----------------------------------------------------------------
Signature:  Spouse's (If opening a Spousal IRA)        Date

9.   Custodial Acceptance:  For Westcore Use Only

Receipt by the Investor of the Westcore Confirmation Statement shall indicate State Street Bank & Trust Co.'s acceptance to act as Custodian.

x
---------------------------------------------------------------
Witness                                      Date
(Use only if the signature of the Depositor or the Custodian is required to be witness.)

THANK YOU FOR YOUR INVESTMENT IN WESTCORE FUNDS!

                                 Westcore Funds
                          IRA Application Instructions

Please use these instructions as a guide to completing your Westcore IRA Application Adoption Agreement.

To open your Westcore IRA, please complete all sections of the agreement. If you are transferring an existing IRA to Westcore Trust, please complete the Westcore IRA Transfer form in addition to this application.

Return your completed form, with your check to:

     Westcore Funds
     P.O. Box 8319
     Boston, MA 02266-8319

1.   Account Holder Information

Please print or type the information requested.

2.   Account Type

Regular IRA - For contributions of up to $2,000 annually.

Rollover IRA - An IRA used to shelter eligible distributions from a qualified retirement plan or a rollover from another existing IRA. If you are opening a Rollover IRA, please read the ROLLOVER STATEMENT at right.

Spousal IRA - For contributions of up to $4,000 annually with an non-earning spouse. You must open two separate accounts for your spousal IRA. No more than $2000 may be put in either account annually.

SEP/IRA - A simplified employee pension plan (SEP) is a non-qualified retirement plan designed for employers with 25 or fewer employees. Contributions are made to each employee's IRA by their employer. Please consult your tax adviser for more information.

SAR-SEP/IRA - A salary reduction SEP (SAR-SEP) is an agreement between the employer and employee to deposit an agreed upon portion of the employee's salary to an IRA. Please consult your tax adviser for more information.

Rollover Statement

I certify that the assets I now deposit as a rollover contribution meet the requirements for a Qualifying Rollover Contribution as defined in the Disclosure Statement, including the requirement that deposit of such cash or property is being made within 60 days after receipt by me of the qualifying distribution. I understand that my designation as "rollover" of any assets deposited after March 20, 1986 is irrevocable unless I later determine all or any portion of such deposit(s) to be an excess contribution.

Authorization to Combine a Contributory IRA and Rollover IRA

I elect to make this contribution(s) to my IRA Rollover account. I understand that by making such contribution(s), I waive any right to roll this IRA into a Qualified Trust (as described in Internal Revenue Code Section 401 (a)) in the future. I hereby release Westcore and the custodian from any loss, damage, or injury that I may sustain financially as a result of my election to waive any right of future rollover for the funds deposited to this account.

3.   Contribution Description

Please indicate the amount and tax year of each contribution you are making. Because your Regular, Spousal, SEP or SAR-SEP IRA may be opened and funded up until the regular tax-filing date (without extensions) for that year (for example April 15, 1997 for a 1996 plan) it is possible to contribute for two years at the same time.

If you are making a rollover contribution, please show the amount of all cash to be included. Your annual administration fee may be included in the total amount of your check.

Schedule Fees

You can send your annual fee now or anytime throughout the year. If you choose not to mail a check, the annual fee will be automatically debited from your account within the first quarter of each year.

IRA Application Instructions (Continued)

4.   Westcore Investment Instructions

Be certain to indicate the amount to be invested for each fund. Please read the current prospectus(es) for each of the funds in which you intend to invest. You may obtain a prospectus by calling 1-800-392-CORE.

5.   Beneficiary Designation

If you should die before your IRA account balance has been fully distributed, your IRA distributions will be made to your primary beneficiary(ies), or, if deceased, to the contingent beneficiary(ies) you designate. You may name as many beneficiaries as you wish; use a separate sheet if necessary. Please be certain to fill out all the requested information for each beneficiary.

If you reside in a community property state, and are not naming your spouse as your primary beneficiary, your spouse must sign the Spouse's Agreement.

6.   Automatic Investment Plan (Optional)

If you would like to invest automatically on a regular basis from your existing bank account into your Westcore IRA, fill out this section and sign the Bank Authorization and include a voided personal check or savings deposit slip with your IRA Agreement form.

7.   Telephone Exchange (Optional)

Please check this section only if you DO NOT want telephone exchange.

Telephone Exchange Agreement

I have authorized the Custodian to act upon instructions received by phone by persons reasonably believed by the Transfer Agent to be the Registrant(s) or the broker/dealer, bank or other financial institution ("Service Organization") acting on behalf of the Registrant(s), for the exchange of shares owned by the Registrant(s), for shares of any other Fund within the Westcore Funds, I understand that:

     1. If any exchange involves an initial investment into the Fund into which the shares are to be exchanged, the account registration will carry the same registration as set forth above.

     2. I relieve the Fund, or Custodian, or Service Organizations of any liability for the loss, cost, or expense for acting upon such instructions believed to be from me.

     3. An exchange deemed to be the initial purchase of a Fund must meet the minimum size requirement specified for that Fund.

8.   April 15 Deadline

Your signed Westcore IRA Application/Adoption Agreement must be received by Westcore Funds on or before April 15 following the calendar year for which the contribution is being made. Individual tax filing extensions do not affect the April 15 deadline.

                                 Westcore Funds
                                IRA Transfer Form


Complete this form if you are transferring an existing IRA or IRA Rollover to a Westcore IRA. This instructs your current IRA Custodian to transfer the account as you specify. Westcore Funds will handle all the details of the transfer process for you. Include this information with your completed Westcore IRA Application Adoption Agreement if you are opening a new account. If you have any questions about transferring your IRA, please call 1-800-392-CORE (2673).



A.   Your Name

(as it appears on the IRA Account being transferred.)

------------------------------------------------------------
Full Name

------------------------------------------------------------
Address

------------------------------------------------------------
City                State                    Zip Code

------------------------------------------------------------
Social Security Number

------------------------------------------------------------
Telephone



B.   Current Custodian/Trustee Information

------------------------------------------------------------
Name of Current Custodian/Trustee

------------------------------------------------------------
Address

------------------------------------------------------------
City                State                    Zip Code

------------------------------------------------------------
Telephone

------------------------------------------------------------
IRA Account Number

C.   Customer Instructions to Current Custodian/Trustee

I request that you transfer my current IRA account to Westcore Funds whom I have named as successor Trustee. Please transfer my assets in the following manner:

Transfer Instructions  (Check one)

     / /  Liquidate and transfer the entire value of my IRA account.

     / / Liquidate and transfer all securities except those Westcore funds indicated, which are to be transferred in-kind.

     / /  Transfer only the following portion of my cash assets.

          Amount: $                     or                        %
                   -----------------------------------------------


     / /  Transfer the proceeds of my CD upon maturity.

     Maturity Date:
                    -----------------------------------------------

NOTE: If you are transferring a Certificate of Deposit (CD) upon maturity, you must send us this form at least two, but not more than four, weeks prior to the maturity date.

Custodian Authorization

The Westcore IRA Custodian hereby agrees to accept the transfer of IRA assets described above and upon receipt of such assets, will establish a Westcore IRA on behalf of the depositor authorizing this transfer.

Please make check payable to Westcore SSB, FBO:

----------------------------------------------------------
Investor's Name

Transfer Agent Acceptance
     Mail to:
     Westcore Funds
     P.O. Box 8319
     Boston, MA 02266-8319

In-Kind Transfer of Westcore Funds
     / /  Please transfer the following Westcore fund(s) in-kind.


--------------------------------------------------------------------------------
      Westcore                    Number                         Account
         Fund                     of Shares                        Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

D.   Investment Instructions for Westcore IRA Account

     / /  Please deposit transfer proceeds in my existing
          Westcore Funds IRA Account.

     / /  I am opening a new account and have attached an IRA Application.

Please invest my transfer as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Fund Name                                             Amount-or-Percentage
--------------------------------------------------------------------------------

200-Westcore MIDCO Growth Fund
Account Number (if existing)
                            -----------------------------------------------

204-Westcore Blue Chip Fund
Account Number (if existing)
                            -----------------------------------------------

195-Westcore Growth and income Fund
Account Number (if existing)
                            -----------------------------------------------
208-Westcore Small-Cap Opportunity Fund
Account Number (if existing)
                            -----------------------------------------------
213-Westcore Long-Term Bond Fund
Account Number (if existing)
                            -----------------------------------------------

198-Westcore Intermediate-Term Bond Fund
Account Number (if existing)
                            -----------------------------------------------

189-Compass Capital Money Market Portfolio
Account Number (if existing)
                            -----------------------------------------------


E.   Account Holder Authorization

I acknowledge that the current Custodian/Trustee named above is hereby removed as Trustee for the portion of my IRA specified above. I have adopted the Westcore IRA and have designated the Westcore IRA Custodian as my successor Trustee. I have initiated and approved this transfer. In addition, I understand that the transfer may take 3 to 4 weeks and that the cash proceeds from my current plan may be greater or lesser at that time if they are presently invested in stocks or mutual funds. This is to be considered a Trustee to Trustee transfer of assets between IRAs. It is not reported as a taxable distribution. I shall consult my tax adviser if I have any questions about this transfer.

x
---------------------------------------------------------------------
Signature                                         Date

NOTE: You must obtain a signature guarantee if it is required by the present custodian of your IRA.

SIGNATURE GUARANTEED BY:
Name of Bank or Member Firm of National Securities Exchange

---------------------------------------------------------------------

x
---------------------------------------------------------------------
Signature of Officer


---------------------------------------------------------------------
Title


THANK YOU FOR YOUR INVESTMENT IN WESTCORE FUNDS!

Mail to:
Westcore Funds
P.O. Box 8319
Boston, MA 02266-8319

Funds distributed by ALPS Mutual Funds Services, Inc., member NASD.